Exhibit 5.1

May 23, 2024

UGI Corporation

500 North Gulph Road

King of Prussia, PA 19406

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

I, Jessica Milner, serve as Deputy General Counsel of UGI Corporation, a Pennsylvania corporation (the “Company”). My opinion has been requested in connection with the Company’s filing, on the date hereof, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company of (i) shares of the Company’s common stock, without par value (“Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, without par value (“Preferred Stock”), (iii) one or more series of the Company’s debt securities (collectively, “Debt Securities”) to be issued under an indenture to be entered into between the Company, as issuer, and U.S. Bank National Association, as trustee (a form of which is included as Exhibit 4.2 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”), (iv) depositary shares (“Depositary Shares”), (v) warrants (“Warrants”), (vi) purchase contracts (“Purchase Contracts”), and (vii) units (“Units”). The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Purchase Contracts and Units are referred to herein collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issuance of the Securities.

I have examined such matters of fact and questions of law as I have considered appropriate for purposes of this letter. With your consent, I have relied upon certificates and other assurances of officers of the Company and other sources believed by me to be responsible as to factual matters without having independently verified such factual matters. I am opining herein as to the Pennsylvania Business Corporation Law of 1988, as amended (the “Pennsylvania Business Corporation Law”), and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Pennsylvania, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof:

1. When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares, as applicable, that do not exceed the respective total amounts and numbers of shares (a) available under the (Second) Amended and Restated Articles of Incorporation of the Company, as amended by the Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, dated August 4, 2014 (the “Articles of Incorporation”), and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, I have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Pennsylvania Business Corporation Law.

May 23, 2024

2. When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Articles of Incorporation and authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares, as applicable, that do not exceed the respective total amounts and numbers of shares (a) available under the Articles of Incorporation, and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, I have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Pennsylvania Business Corporation Law.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to my name contained in the Prospectus under the heading “Legal Matters.” In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

By:	/s/ Jessica A. Milner
Name:	Jessica A. Milner
Title:	Deputy General Counsel, UGI Corporation